Exhibit 99.1

News Release

Independent Bank Corporation

            230 West Main Street

Ionia, MI 48846

616.527.5820

For Release:   Immediately

Contact:          Robert Shuster, Chief Financial Officer, 616.522.1765

INDEPENDENT BANK CORPORATION

ANNOUNCES INTERIM RESULTS OF

EXCHANGE OFFER FOR TRUST PREFERRED SECURITIES

IONIA, Mich., June 4, 2010 — As previously announced, Independent Bank Corporation (Nasdaq: IBCP), the holding company of Independent Bank, a Michigan-based community bank ("we," "us" or the "Company"), has made an offer to exchange up to 180,200,000 newly issued shares of its common stock for properly tendered and accepted trust preferred securities issued by IBC Capital Finance II (Nasdaq:  IBCPO), IBC Capital Finance III, IBC Capital Finance IV, and Midwest Guaranty Trust I (the "Exchange Offer"). The Exchange Offer has been made pursuant to a prospectus and related letter of transmittal, which are part of a registration statement that we have filed with the Securities and Exchange Commission ("SEC").

As of 4:00 p.m., Eastern time, on June 4, 2010, 731,862 shares (which represents an aggregate liquidation amount of $18.3 million) of the trust preferred securities issued by IBC Capital Finance II (Nasdaq:  IBCPO) had been tendered in connection with the Exchange Offer. These interim results are subject to change until the Expiration Date, which is 11:59 p.m., Eastern time, on Tuesday, June 22, 2010, unless extended or earlier terminated by us. D.F. King & Co., Inc. is acting as exchange agent and information agent for this transaction. For further details please contact D.F. King & Co., Inc. at (800) 431-9643 or, for bankers and brokers, at (212) 269-5550 (Collect).

Important Additional Information about the Exchange Offer

The complete terms and conditions of the Exchange Offer are set forth in a prospectus and letter of transmittal sent to holders of the trust preferred securities. Holders are urged to read these Exchange Offer documents carefully as they contain important information.

This press release is neither an offer to purchase, nor a solicitation of a tender of,  the trust preferred securities or any other securities. The Company is making the Exchange Offer only by, and pursuant to the terms of, the prospectus and the related letter of transmittal. The Exchange Offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of the Company or its affiliates, the trustees of the various trusts, the dealer manager for the Exchange Offer, the exchange agent for the Exchange Offer, the information agent for the Exchange Offer, or any advisors to the Company is making any recommendation as to whether or not holders should tender their trust preferred securities in the Exchange Offer.

Copies of the prospectus and letter of transmittal may be obtained from D.F. King & Co., Inc., the information agent and exchange agent for the Exchange Offer, at (800) 431-9643 or, for bankers and brokers, at (212) 269-5550 (Collect). The Company has filed a registration statement (including the prospectus) on Form S-4 for the Exchange Offer with the SEC. Before any holder of trust preferred securities decides whether to participate in the Exchange Offer, the holder should read the prospectus contained with the registration statement and the letter of transmittal the Company has filed with the SEC for more complete information about the Company and the Exchange Offer. These documents may be obtained for free at the SEC's Web site, www.sec.gov or on the Company's Web site at www.IndependentBank.com under the "Investor Relations" tab.

About Independent Bank Corporation

Independent Bank Corporation (Nasdaq Symbol: IBCP) is a Michigan-based bank holding company with total assets of approximately $2.9 billion.  Founded as First National Bank of Ionia in 1864, Independent Bank Corporation now operates over 100 offices across Michigan’s Lower Peninsula through one state-chartered bank subsidiary.  This subsidiary (Independent Bank) provides a full range of financial services, including commercial banking, mortgage lending, investments and title services.  Independent Bank Corporation is committed to providing exceptional personal service and value to its customers, stockholders and the communities it serves.

For more information, please visit our Web site at:  www.IndependentBank.com